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Consent of Independent Registered Public Accounting Firm

The Board of Directors

Taseko Mines Limited

We, KPMG LLP, consent to the use of our report dated February 23, 2023, on the consolidated financial statements of Taseko Mines Limited, which comprise the consolidated balance sheets as of December 31, 2022 and December 31, 2021, the related consolidated statements of comprehensive income (loss), changes in equity and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes, and our report dated February 23, 2023 on the effectiveness of internal control over financial reporting as of December 31, 2022, which are incorporated by reference, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form F-10 dated April 4, 2023 of Taseko Mines Limited.

//s// KPMG LLP

Chartered Professional Accountants

April 4, 2023

Vancouver, Canada